Kingstone Companies, Inc.
1158 Broadway
Hewlett, NY 11557
Phone: (516) 374-7600
Fax: (516) 295-7216
www.kingstonecompanies.com
News Release

IMMEDIATE

Investor Contact:
Barry B. Goldstein

KINGSTONE FILES FORM 10-Q FOR THIRD QUARTER

Hewlett, New York—December 2, 2009--Kingstone Companies, Inc. (NASDAQ: KINS) today filed its Form 10-Q for the quarter ended September 30, 2009 with the Securities and Exchange Commission.  The Company stated that the delay in the filing of its Form 10-Q was caused primarily by the need to complete a valuation of the assets of Kingstone Insurance Company, which it acquired on July 1, 2009.

On November 25, 2009, the Company had received a notice from The Nasdaq Stock Market that its Form 10-Q for the period ended September 30, 2009 had not been filed on a timely basis.  As a result, the Company was not then in compliance with Listing Rule 5250(c)(1) because the Company had failed to timely file a periodic financial report.

Forward Looking Statements
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, may be forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors.  More information about these factors can be found in Kingstone’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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